UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The description of the Support Services Agreement set forth in Item 2.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 16, 2020, Marchex, Inc. (the “Company” or “Marchex”) consummated the previously-announced sale of the Company’s (i) mobile advertising network for businesses that can help drive sales through inbound phone calls (the “Call Marketplace Product”), (ii)  advertising solution for small business resellers to sell call advertising, search marketing and other lead generation products through their existing sales channels to their small business advertisers (the “Local Leads Product”), and related business operations and certain other assets including an equity interest in an early stage technology investment (“Equity Investment,” and together with the Call Marketplace Product and the Local Leads Product, the “Business”), pursuant to that certain Asset Purchase Agreement, dated August 7, 2020 (the “Asset Purchase Agreement”), by and between the Company and Archenia, Inc. (the “Purchaser”). The Asset Purchase Agreement was previously filed as an annex to the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 24, 2020 (the “Proxy Statement”).

Pursuant to the Asset Purchase Agreement, the Purchaser has acquired the Business and assumed certain liabilities of the Company for a purchase price of: (i) $2.25 million in cash; (ii) contingent consideration based on revenue from the Call Marketplace Product (2.5% of incremental revenues net of direct variable costs for a 24-month period following closing once cumulative revenues exceed $140 million post transaction), the Local Leads Product (15% of incremental revenues net of direct variable costs once cumulative revenues exceed $6 million post transaction), and the Purchaser’s total business (0.25% of incremental revenues once annual revenues exceed $53 million in any of calendar years 2021, 2022 and 2023; (iii) contingent sale transaction consideration (30% of incremental proceeds from any sale transaction with a value of greater than $10 million for the Company’s 90% disposed interest in the Business occurring within 24-months following closing); (iii) shares of Class B common stock in the Purchaser equal to an issuance of a 10% equity interest; and (iv) the cancellation of Company stock options for 1.5 million shares currently held by 2 executive officers of the Company who are involved in the transaction.

In connection with the closing, the Company and Purchaser have entered into a support services agreement dated October 16, 2020 pursuant to which the Company will provide services to Purchaser for a support services fee, with guaranteed payments to the Company of $3.5 million in the first year following closing, and $1.5 million in the second year following closing (with the second year guarantee subject to a minimum revenue threshold for such year) (the “Support Services Agreement”).

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Attached hereto as Exhibit 99.1, and incorporated by reference herein, are certain unaudited pro forma financial statements of the Company in connection with the sale of the Business.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated August 7, 2019, between the Company and Purchaser (incorporated by reference to Annex A of the Proxy Statement, as filed with the SEC on August 24, 2020).
2.2*	Support Services Agreement, dated October 16, 2020, between the Company and Purchaser (incorporated by reference to Annex A of the Proxy Statement, as filed with the SEC on August 24, 2020).
99.1	Pro Forma Financial Information of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: October 19, 2020	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Co-CEO and Chief Financial Officer (Principal Executive Officer for SEC reporting purposes, Principal Financial Officer and Principal Accounting Officer)